1 January 3, 2025 SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS This Separation Agreement and General Release of Claims (“Agreement”) is made by and between Jo Ann Bjornson (“Executive”), and V2X, Inc. (“Company”), individually each a “Party” and together the “Parties.” WHEREAS the Executive and the Company mutually desire to end the Executive’s employment with the Company; and WHEREAS the Executive and the Company desire to settle fully and finally, without admission of liability, any and all claims that the Executive could bring against the Company; NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and to avoid the possibility of unnecessary litigation, it is hereby agreed by and between the Parties as follows: 1. End of Employment/Consideration. The Executive and the Company agree that the Executive’s employment with, and service as the Senior Vice President and Chief Human Resources Officer of the Company ends effective January 3, 2025 (“Termination Date”). On the Termination Date, the Executive shall be deemed to have resigned from all other positions with the Company and/or any of its affiliated entities that the Executive holds. If for any reason this paragraph 1 is deemed to be insufficient to effectuate such resignations, then the Executive shall, upon the Company’s request, execute any documents or instruments that the Company may deem necessary or desirable to effectuate such resignations. In addition, the Executive hereby designates the Secretary or any Assistant Secretary of the Company and its affiliates to execute any such documents or instruments as the Executive’s attorney-in-fact to effectuate such resignations if execution by the Secretary or Assistant Secretary of the Company or its affiliates is deemed by the Company or its affiliates to be a more expedient means to effectuate such resignation or resignations. a. Moreover, in full consideration of the Executive’s execution of this Agreement and her agreement to be legally bound and abide by its terms, as well as her agreement to assist in any transition matters as reasonably requested by the Company, and subject to the terms below, the Company and the Executive agree as follows, provided that the Executive executes this Agreement without revocation as provided in paragraph 18 and the Executive has fulfilled all obligations and has not violated any of the requirements and prohibitions set forth in this Agreement (collectively, the “Termination Payment Conditions”): i. The Company will pay the Executive a total payment of Four Hundred Twenty-Five Thousand Dollars and Zero Cents ($425,000.00) (“Severance Pay”), which consists of twelve months of her current annual base salary, less required deductions and withholdings, with such amount payable in installments, following the regular payroll schedule, Exhibit 10.7

2 commencing within 60 days following the scheduled termination date, in accordance with the terms of the Company’s Senior Executive Severance Plan. ii. The Executive shall be eligible for participation in applicable Company’s employee welfare benefit plans that the Executive participated in immediately prior to the end of her employment, at the level she participated in at that time, in accordance with the provisions of such plans and to the extent required by the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). The duration of this participation shall be eighteen (18) months from the Termination Date. The Company and the Executive will continue to share the monthly premium expense for a total of twelve (12) months beginning February 1, 2025 and ending on January 31, 2026, per the Plan Year’s contribution strategy approved on an annual basis. The Executive’s participation in all other employee benefit plans will cease on the Termination Date. iii. The Executive understands that the Company will deduct from the monies described in paragraph 1.a.i, above, all federal, state, and local withholding taxes and other deductions the Company is required by law to make from payments to employees. Further, the Executive expressly acknowledges and understands that the payments to the Executive shall be subject to reduction in accordance with Section 15 of the Company’s Senior Executive Severance Plan. After the termination of her employment, the Executive understands that she is not entitled to any compensation or benefits or any other payment from the Company, including but not limited to any severance pay, commissions, termination allowance, notice pay or similar pay or allowance, other than as specifically provided in this Agreement. iv. The Company agrees to make to the Executive a lump sum payment for any accrued, unused Paid Time Off (“PTO”) in the form of a direct deposit on the first regular Company payday, following the Termination Date. The Executive will not continue to accrue PTO after the Termination Date. v. The Executive has been awarded Restricted Stock Units (“RSUs”) pursuant to RSU Agreements dated June 8, 2023, and March 8, 2024, of which 8,099 are currently outstanding. Of these outstanding RSUs, 1,302 will vest on March 8, 2025, and 723 will vest on June 8, 2025. All remaining, unvested RSUs shall be forfeited as of the Termination Date without the payment by the Company to the Executive of any consideration for such termination. The terms and conditions of the Award Agreements pursuant to which the RSUs were awarded, including the restrictive covenants contained in the Appendices thereto, are incorporated herein by reference. vi. The Executive has been awarded 9,544 Performance Stock Units (“PSUs”) pursuant to PSU Award Agreements dated June 8, 2023, and March 8, 2024 (the “TSR Award Agreement”), of which 4,027 PSUs are eligible to vest as of the Effective Date in accordance with the terms of the PSU Award Agreement. All remaining PSUs shall be forfeited as of the date of termination without the payment of any consideration. The terms and conditions of the Award Agreements pursuant to which the PSUs were awarded, including the restrictive covenants contained in the Appendices thereto, are incorporated herein by reference. vii. The 6,840 Special Performance Restricted Stock Units that were granted to the Executive on June 8, 2023, shall be forfeited as of the Termination Date without the payment of any consideration. viii. The Company agrees to make to the Executive a lump sum payment for the annual incentive plan bonus owed for 2024 (“2024 AIP Bonus”), based on the

3 Company’s sole discretion, as approved by the Comp Committee, and pursuant to the Company’s policies and practices regarding the awarding of bonuses. The 2024 AIP Bonus will be paid to the Executive on the date such bonuses are paid to other eligible Company employees. b. The payments and benefits provided in this Section are inclusive of all claims the Executive had, has, or may have had through the date of this Agreement for any alleged damages against the Company, including, but not limited to, any alleged claims for back pay, lost benefits, liquidated damages, physical injuries, emotional distress, attorney’s fees, and costs. c. The payments provided above shall be governed by applicable federal, state, and local laws and regulations, including but not limited to all applicable tax laws, and the Executive shall be solely responsible for the employee’s portion of any taxes, and liens, interest, and penalties that she might owe with respect to such payments. The Executive acknowledges that she has obtained no advice from the Company or its attorneys and that neither the Company nor its attorneys have made any representations regarding the tax or other financial consequences, if any, regarding the payments provided for above. The Executive shall indemnify the Company and hold the Company harmless for the Executive’s portion of taxes, and all liens, penalties, interest, withholdings, amounts paid in settlement to any governmental authority, and expenses, including but not limited to, defense expenses and attorney fees, with regard to the payments. d. Payment of the amounts described in paragraph 1.a and the benefits described in paragraphs 1.a.v and vi shall not commence sooner than eight (8) days following the Executive’s execution of this Agreement, provided that the Executive has not revoked this Agreement pursuant to paragraph 18, below, and no later than sixty (60) days from the Termination Date. 2. Acknowledgments. By accepting the payments described in paragraph 1 of this Agreement, the Executive acknowledges that she is agreeing to the terms set forth in this Agreement in return for the Company’s promise to provide her with money and benefits which she would otherwise not be entitled to receive. Further, the Executive is representing, warranting and agreeing that the following statements are true and correct: a. The Company has paid the Executive through the date of her signature below all wages, bonuses and other forms of compensation due to her for work performed on behalf of the Company, other than as described in this Agreement, including any overtime wages due to her; b. Except as otherwise provided in this Agreement and under the terms and conditions of the Company’s directors and officers indemnification policy (“D&O Policy”) which shall apply to the Executive up to and including the Termination Date, the Executive is not entitled to receive compensation, fringe benefits, severance benefits or any other employee benefits or payments of any kind from the Company or its parent or affiliated companies, subsidiaries, divisions, related business entities; c. The Executive has not suffered or incurred any workplace injury in the course of her employment with the Company on or before the date of her signature below, other than any injury that was made the subject of an injury report or workers’ compensation claim on or prior to the date of her signature below;

4 d. The Executive is not currently aware of, does not have, and has not filed any complaint, charge, lawsuit, or other legal action that is now pending against the Company, or any other released party described in Section 3; and e. The Executive has had the opportunity to provide the Company with written notice of any and all concerns regarding suspected ethical and compliance issues or violations on the part of the Company or any other released party, including but not limited to: (i) gross mismanagement, (ii) gross waste of funds, (iii) abuse of authority, (iv) danger to public health or safety, or (v) violation of any law or regulation related to any federal agency contract or grant, and acknowledges that she is not aware of any such concerns, issues or violations; and f. The Executive shall seek written approval from the Company prior to entering into any transaction involving the Company securities, including the purchase or sale of any stock. The Executive will no longer be subject to the requirement for prior approval before the purchase or sale of any such stock after three months following the Termination Date. The Executive is also subject to the securities laws and the Company’s “insider trading” policies in respect of any transaction the Executive effects while in possession of material non-public information regarding such stock. g. The Executive shall remain subject to the Company’s Claw back Policy, effective as of October 2, 2023, and the compensation recoupment provisions set forth in the Company’s equity incentive plan and award agreements. 3. Release of Claims. a. Payment of the amounts described in paragraph 1.a to the Executive is accepted by her in full and final release and settlement of any and all claims which she may have against the Company and each of its predecessors, subsidiaries, associates, affiliates and equity holders (including, but not limited to Vectus, Inc., Vertex Aerospace Services Holding LLC, Andor Merger Sub, LLC, Vertex Aerospace Intermediate LLC, Vertex Aerospace Holdco LLC, Vertex Aerospace Services LLC and Vectrus Systems LLC), and each of its and their respective former or current directors, managers, officers, employees, trustees, agents, attorneys, representatives, affiliates, subsidiaries, divisions, related business entities, general or limited partners, members, stockholders, equity holders, controlling persons, successors and assigns, or anyone employed by any of them or acting on any of their behalf, as well as insurers and reinsurers (collectively “Releasees), relating to her employment and/or separation from employment with the Company and which arise on or before the Effective Date (defined below); provided, however, that it does not include any claim for workers compensation or any other claims that cannot be released as a matter of law. The claims which she hereby releases and settles include, but are not limited to: i. any claim of alleged discrimination, harassment, retaliation or failure to accommodate, under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Americans with Disabilities Act, the Age Discrimination in Employment Act (“ADEA”), the Equal Pay Act, the Rehabilitation Act, the Genetic Information Non Discrimination Act, any amendments to the foregoing, or any other federal, state, or local statute, regulation, or ordinance related to any aspect of employment; ii. any claim of negligence, breach of an express or implied employment contract, violation of public policy, wrongful discharge, conspiracy, fraud, infliction of emotional distress, mental or physical injury, or defamation;

5 iii. any claim for benefits under any of the Company’s employee benefits plans; iv. any claim for wages, bonuses, commissions, vacation pay, sick pay, severance or compensation of any kind other than those specified in this Agreement, including any claim for amounts payable to the Executive in respect of any bonus and/or incentive plan of the Company for the year of her termination from employment or any prior period; v. any claim or violation under any other federal, state, or local statute or common law that may apply in the context of the Executive’s employment with the Company, including, but not limited to, the Family and Medical Leave Act, the Employee Retirement Income Security Act, and the federal Worker Adjustment and Retraining Notification Act (WARN Act) or any other or any similar state or local law governing plant closings or mass layoffs; and vi. any claim for reinstatement, equitable relief, or damages of any kind whatsoever. b. The Executive also specifically understands that she is releasing any claim she might have under the Age Discrimination in Employment Act, 29 U.S.C. §621 et seq., which prohibits discrimination on the basis of age forty or older. c. The Executive understands that she is releasing potentially unknown claims, and that she has limited knowledge with respect to some of the claims being released. The Executive acknowledges that there is a risk that, after signing this Agreement, she may learn information that might have affected her decision to enter into this Agreement. The Executive assumes this risk and all other risks of any mistake in entering into this Agreement. The Executive agrees that this release is fairly and knowingly made. d. The release of claims set forth above does not affect the Executive’s vested rights in and to any welfare or qualified retirement benefit plan to which she may be entitled to under the D&O Policy and other insurance policies, to which she may be entitled. In addition, the release of claims set forth above does not apply to claims that cannot be released by private agreement; claims for worker’s compensation or unemployment benefits; or claims that arise after the date on which she signs this Agreement. 4. Covenant Not to Sue and Waiver of Additional Remedies. As further consideration for the Company’s payment to the Executive, she agrees that she will not institute any court proceeding in order to pursue any claim that she has released in paragraph 3 hereof. Nothing in this Agreement, including the provisions of Paragraphs 3, 6, 7, and 8 hereof and any and all of her other covenants herein, shall be construed to prevent the Executive, in good faith, from challenging the validity of this Agreement under the ADEA or the Older Worker Benefit Protection Act or from filing a lawsuit of discrimination with, reporting – without prior notice to or consent from – possible waste, fraud, abuse, occupational injury or illness, or violations of any law or regulation to, providing supporting information or documents to, and/or participating in an investigation or testifying in any proceeding conducted by, the Equal Employment Opportunity Commission, National Labor Relations Board, Securities and Exchange Commission, OSHA, and/or any other similar local, state, or federal administrative agency charged with the enforcement of any laws. Nothing in this Agreement precludes the Executive from testifying in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged unlawful employment practices regarding the Company, its agents, or employees, when the Executive has been required or requested to do so pursuant to a court order, subpoena, or written request from an

6 administrative agency or the legislature. However, in accordance with her release of claims in Paragraph 3 of this Agreement, the Executive waives her right to recover any individual relief (excluding the consideration provided to her under this Agreement, but including backpay, frontpay, reinstatement, or other legal or equitable relief) in any lawsuit, complaint, or other proceeding brought by her or on her behalf by any third party, except where such a waiver of individual relief is prohibited by law and except for any right she may have to receive a bounty payment or other award from a government agency (and not the Company or any released parties) for information provided to the government agency. Further, the Executive retains the right to challenge the knowing and voluntary nature of this Agreement under the Older Worker’s Benefit Protection Act (“OWBPA”) and the ADEA before a court, the EEOC, or any state or local agency permitted to enforce those laws, and this release does not impose any penalty or condition for doing so. Notwithstanding the Executive’s confidentiality and non-disclosure obligations in this Agreement, the Executive understands that as provided by the Federal Defend Trade Secrets Act, she will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. 5. Opportunity to Consider the Agreement and Consult an Attorney. The Executive acknowledges that she has been and is in connection with this Agreement advised by the Company to consult her own attorney prior to deciding whether to accept this Agreement and that she was afforded a period of twenty-one (21) days to consider this Agreement and to decide whether to accept it. The Executive further acknowledges that no representative of the Company ever stated or implied that she had less than twenty-one (21) days to consider this Agreement. The Executive also acknowledges that, to the extent she decided to sign this Agreement prior to the expiration of the full twenty-one (21) day period, such decision was knowing and voluntary on her part and was in no way coerced by the Company. To the extent any changes were made in this Agreement as a result of discussions taking place after the date this Agreement was first provided to the Executive, she and the Company agree that such changes, whether material or not, did not restart the running of the period of twenty-one (21) days to consider this Agreement. 6. Non-Disparagement. a. The Executive agrees not to make, now or at any time in the future, any disparaging statements concerning the Company, or any person associated with the Company that she is aware of, including any officer, partner, director, member, employee, expert, or legal representative of the Company, concerning their respective activities that she is aware of, or concerning their respective officers, trustees, directors, employees, representatives, products or services that she is aware of, to the press, to the respective present or former employees of the Company or any affiliate that she is aware of, or to any individual or entity with whom or which the Company has a working or business relationship that she is aware of, including, but not limited to, the Company’s respective customers, clients, suppliers, and distributors, or to any other person or entity that she is aware of, where such comment or statement could affect adversely the conduct of the Company’s or any affiliate’s business or their respective reputations. This paragraph does not prohibit giving information to a government agency. In the event of a conflict between the provisions of this paragraph and those of Paragraph 4, Paragraph 4 shall govern. b. The Company agrees not to make, now or at any time in the future, any disparaging statements concerning the Executive, or make, issue, support, or publish any

7 communication of a derogatory nature with respect to her; provided however, that this restriction shall apply to the Company employees at the Senior Vice President level and above and the Board of Directors. 7. Mutual Nondisclosure Obligation. a. The Parties agree that the terms of this Agreement and the amounts paid pursuant to this Agreement are STRICTLY AND COMPLETELY CONFIDENTIAL and shall not be disclosed to any person or entity except as expressly permitted in this Paragraph 7. The Parties shall make no reference to this Agreement on social media. The Parties further represent that they have not, as of the date of this Agreement, disclosed the terms of this Agreement or the amount of the payments identified in this Agreement, except as would have been authorized by this Agreement. b. Notwithstanding the foregoing provisions of this paragraph, the Parties shall be entitled to disclose the facts and terms of this Agreement: (i) to their respective attorneys, financial advisers, or accountants, and in the case of the Company, to the members of the Board of Directors and/or any Company employee who in his/her/their official capacity has reason to know about the Agreement; (ii) to a government agency and/or a verified contractor of a government agency and/or any applicable regulatory entities, including any SEC or NYSE filings or notifications as required, which shall be determined in the sole discretion of the General Counsel or the Corporate Secretary of the Company; (iii) in response to a valid and enforceable subpoena; (iv) as otherwise required by law; or (v) in connection with a dispute arising out of this Agreement. In addition, the Executive may disclose the facts and/or terms of this Agreement to members of her family. c. If the Executive is required to disclose this Agreement, its terms or underlying facts pursuant to court order and/or subpoena, the Executive shall notify the Company, in writing via facsimile, email or overnight mail, within forty-eight (48) hours of her receipt of such court order or subpoena, and simultaneously provide the Company with a copy of such court order or subpoena. The notice shall be delivered to Jeremy Nance, General Counsel, V2X, Inc., 1875 Campus Commons Dr., Ste. 325, Reston, VA, 20191. The Executive agrees to waive any objection to the Company’s request that the document production or testimony be done in camera and under seal. d. In the event there is any litigation to enforce this Agreement, the prevailing party in a court of competent jurisdiction will be awarded his/its costs, expenses and reasonable attorneys’ fees in addition to any monetary recovery. 8. Confidentiality of Information. The Executive acknowledges that, as an employee of the Company, she had access to and possesses confidential information and proprietary business information about the Company, and its respective clients, licensors, and suppliers (collectively “Confidential Information”), which information is the property of the Company and not generally known or available to the public. Confidential Information includes, without limitation, the Company’s professional, technical and administrative manuals, associated forms, processes and computer systems (including hardware, software, database and information technology systems); marketing, sales and business development plans and strategies; client and prospect files, lists and materials; the Company’s sales, costs, profits and other financial information; short- and long-term strategy information; and human resources strategies. The Executive agrees that, except as otherwise may be required by law, and only as permitted by Paragraphs 4 and 7 of this

8 Agreement, she will not divulge, communicate, or in any way make use of any Confidential Information acquired in the performance of her duties for the Company and maintained as such by the Company. Nothing in this Agreement is intended to or will be used in any way to limit the Executive’s rights to make truthful statements or disclosures regarding unlawful employment practices. 9. Non-Competition and Non-Sollicitation. a. Noncompete. For a period of one year after the Termination Date, the Executive will not provide services to a Competitor in any role or position (as an employee, consultant or otherwise) within or related to the Restricted Area that would involve Competitive Activity. b. Customer Nonsollicit. For a period of one year after the Termination Date, the Executive will not, directly or through assistance to others, participate in soliciting a Covered Customer for the benefit of a Competitor, or for the purpose of causing or encouraging the Covered Customer to cease or reduce the extent to which the customer does business with the Company. c. Employee Nonsollicit. For a period of one year after the Termination Date, the Executive will not, for the benefit of a Competitor, directly or through assistance to others, participate in soliciting a Covered Employee to leave the employment of the Company or assist a Competitor in efforts to hire a Covered Employee. d. Definitions & Understandings. For purposes of the foregoing Restrictive Covenants, the following definitions and understandings will apply: i. “Competitor” refers to a person or entity who is engaged in the Company’s business and/or provides (or is planning to provide) Competitive Products in the markets where the Company does business. ii. “Competitive Activity” means job duties or other business-related activities (as an employee, consultant, director, partner, owner or otherwise) that involve the performance of services that are the same as or similar in function or purpose to those the Executive performed, supervised or managed for the Company in the Look Back Period. iii. “Competitive Product” means goods or services of the type conducted, authorized, offered, or provided by the Company within two years prior to the termination of the Executive’s employment that the Company remains in the business of providing and that would displace business opportunities for the Company’s goods or services (existing or under development) that the Executive had involvement with. iv. “Covered Customer” means a customer of the Company that the Executive had material contact with or was provided Confidential Information about during the Look Back Period. Unless it would make the applicable restriction unenforceable, customers will be presumed to include active customer prospects as of the date the Executive’s employment with the Company ended that she had material contact with. v. “Covered Employee” means an employee that the Executive worked with, gained knowledge of, or was provided Confidential Information about as a result of her employment with the Company during the Look Back Period. ‘

9 vi. “Look Back Period” means the last two (2) years of the Executive’s employment with the Company (including any period of employment with a predecessor entity acquired by the Company) or any lesser period of her employment if employed less than two years. vii. “Restricted Area” is each geographic territory or region assigned to the Executive in the Look Back Period, or if her area of responsibility was not limited to a specific assigned territory or region then each state (or state equivalent) and county (parish or other county equivalent) within the United States where the Company did business during the Look Back Period that the Executive had any material involvement in or was provided Confidential Information about, or if this geography is not enforceable then such other geographic area as may be the maximum permissible geographic area of enforceability of the covenant to which the Restricted Area applies. Unless the Executive can prove otherwise by clear and convincing evidence, a reasonable Restricted Area shall be presumed to include, at a minimum, the state(s) and county(s) within the United States that the Executive actively worked in during such the Look Back Period, and the states and counties where the Covered Customers and Company both do business. 10. Return of Property. By signing this Agreement, the Executive agrees and represents that she has either already returned to the Company, or will do so to the extent she has not already done so by the Termination Date, all documents, equipment and other materials belonging to the Company, or otherwise containing Confidential Information, that is in her possession or under her control, including but not limited to any information in any tangible form (any documents, memoranda and/or files, faxes, and any means of data storage such as computer disks, CDROMS and the like, and all copies thereof), concerning the Company or its businesses, employees, clients and/or projects, and any keys, credit cards, equipment, computers, portable telephones, identification cards, books, notes, and any other property of the Company. The Executive agrees that all memoranda, notes, records, or other documents compiled by her or made available to her during the term of her employment with the Company concerning its businesses or customers is its property, whether or not confidential, and has been returned by the Executive to the Company. The Executive further agrees that she shall not be entitled to any payments pursuant to this Agreement until such equipment and materials have been returned to the Company. 11. Unemployment Insurance, Future Employment. The Company agrees that it will not oppose any application by the Executive for unemployment benefits. The Executive agrees that she will not now or at any time in the future seek employment with the Company, and if for some reason she does so, the Company is entitled to reject any such application without any recourse by the Executive. 12. Disqualifying Conduct. If the Executive, in any material way: (i) breaches the terms of this Agreement; (ii) fails to comply with the Company’s Company Covenant Against Disclosure and Assignment of Rights to Intellectual Property executed by the Executive or improperly utilizes the Company’s confidential or proprietary information or breaches Paragraph 8 of this Agreement; (iii) fails to comply with applicable provisions of the Company’s Code of Conduct or applicable policies; (iv) breaches any provision of the applicable Award Agreements referred to in paragraph 1, above; or (v) engages in fraud, misfeasance or malfeasance, as determined in the sole discretion of the Company (collectively, “Disqualifying Conduct”), then the PSUs and RSUs identified in paragraph 1.a.v and vi shall be immediately forfeited. Moreover, the Company will have no further obligation to make any other payments or benefits described in this Agreement.

10 In the event that the Company has to file suit or take other action to recover any such payment, the Executive will also be liable to the Company for the legal fees incurred by the Company. 13. Medicare Status and Satisfaction of Any Medicare Reimbursement Obligations a. The Executive represents and warrants that the Executive is not enrolled in the Medicare program, was not enrolled in the Medicare program at the time of the Released Matters or anytime thereafter through the date of this Agreement and has not received Medicare benefits for medical services or items related to the Released Matters. The Executive understands that Releasees have requested certain personal information of the Executive, including the Executive’s Social Security Number, to meet Releasees’ reporting obligations under Section 111 of MMSEA. The Executive has chosen not to provide such information to Releasees and agrees in paragraph 3 above to indemnify Releasees for any penalties or claims resulting from Releasees’ inability to report this settlement as may be required by law. b. The Executive represents and warrants that the Executive has not received any medical services or items related to, arising from, or in connection with the Released Matters. c. The Executive acknowledges and agrees that it is the Executive’s responsibility pursuant to this Release, and not the responsibility of Releasees, to reimburse Medicare for any Conditional Payments made by Medicare on behalf of the Executive as of the date of this Agreement or in the future. 14. No Admissions. Nothing contained herein shall be construed as an admission of wrongdoing, violation of any federal, state, or local law, or violation of any the Company policy or procedure by the Company or any of its divisions, affiliates or any of their respective officers, directors, employees or the Executive. 15. Entire Agreement. This Agreement, along with the attachments and other the Company policies and agreements referred to herein, and any other agreement applicable to the Executive, including but not limited to the Award Agreements referred to in Paragraph 1a, above, sets forth the entire agreement between the Executive and the Company relating to her employment with and separation from the Company; provided, however, that if there is a conflict between any of these other policies and/or agreements and this Agreement, the terms of this Agreement shall govern the parties. The Executive acknowledges that in entering into this Agreement she has not relied upon any representation, oral or written, not set forth in this Agreement. 16. Severability. By signing this Agreement, the Executive acknowledges that she understands that in the event that any provision contained herein, except Paragraphs 3 and 4, becomes or is declared by a court or other tribunal of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision. In the event that Paragraph 3 and/or Paragraph 4 is declared by a court or other tribunal of competent jurisdiction to be illegal, unenforceable or void, then this Agreement shall be deemed null and void, and she agrees to re-pay to the Company the payment provided to her in this Agreement. 17. Cooperation. By signing this Agreement, the Executive agrees to reasonably cooperate with the Company and its attorneys in the prosecution and/or defense of any legal action wherein the Company is a party and that involves any facts or circumstances arising during the course of her employment with the Company, including its subsidiaries and affiliated entities.

11 Such cooperation includes, but is not limited to, meeting with the Company’s attorneys at reasonable times and places to discuss her knowledge of pertinent facts, appearing as required at deposition, arbitration, trial, or other proceeding to testify as to those facts and testifying to the best of her abilities at any such proceeding. The Executive will be reimbursed for all reasonable costs and expenses incurred during her cooperation. The Executive also agrees that, for a period of six months after her employment with the Company ends, she will make herself reasonably available to the Company for any assistance with transition issues as is needed by the Company. The Executive will not be compensated for any such time. 18. Right to Revoke Agreement. The Executive understands and agrees that he: (a) has carefully read and fully understands all of the provisions of this Agreement; (b) has been given a full twenty-one (21) days within which to consider this Agreement before executing it; (c) is, through this Agreement, releasing the Company, and the parties identified in paragraph 3, from any and all claims she may have against them, to the maximum extent permitted by law; (d) knowingly and voluntarily agrees to all of the terms set forth in this Agreement; (e) knowingly and voluntarily intends to be legally bound by this Agreement; (f) had the opportunity to consult with an attorney before executing this Agreement; (g) had a full seven (7) calendar days following her execution of this Agreement to revoke this Agreement; (h) understands that rights or claims under the ADEA that may arise after the effective date of this Agreement are not waived; and (i) understands that this Agreement shall not become effective or enforceable until the Effective Date, which is the first calendar day after the expiration of the seven-day revocation period described above. No money and/or benefits payable solely by virtue of this Agreement shall be made during the seven-day revocation period. In order to revoke this Agreement, the Executive must deliver or cause to be delivered to Jeremy Nance, at the address identified in paragraph 7(c), above, an express written revocation, no later than 11:59 p.m. EDT on the seventh calendar day following the date the Executive signs this Agreement. 19. No Reliance. The Executive acknowledges that she has had the opportunity to conduct an investigation into the facts and evidence relevant to her decision to sign this Agreement. The Executive acknowledges that, in deciding to enter into this Agreement, she has not relied on any promise, representation, or other information not contained in this Agreement, and has not relied on any expectation that the Company has disclosed all material facts to her. By entering into this Agreement, the Executive is assuming all risks that she may be mistaken as to the true facts, that she may have been led to an incorrect understanding of the true facts, or that facts material to her decision to sign this Agreement may have been withheld from her. The Executive will have no claim to rescind this Agreement on the basis of any alleged mistake, misrepresentation, or failure to disclose any fact. None of the foregoing, however, will affect her right to challenge the validity of this Agreement under the Older Worker Benefit Protection Act. 20. Authority. a. The Executive represents and warrants that she has all necessary authority to enter into this Agreement (including, if she is married or in a domestic partnership, on behalf of her marital community or domestic partnership community) and that she has not transferred any interest in any claims to her spouse or domestic partner or to any other third party. b. This Agreement shall be binding upon and inure to the benefit of the Executive and the Company and their respective heirs, executors, successors, representatives, and agents.

12 21. Choice of Law. This Agreement shall be governed and interpreted by the laws of the Commonwealth of Virginia, without regard to any conflict of laws principles that would apply another jurisdiction’s laws. The parties also agree that any action to enforce this Agreement shall be brought exclusively in a court located in Virginia encompassing the geographic area of the Company’s headquarters office. The Parties consent to the personal jurisdiction of any such court and waive any objections to lack of personal jurisdiction or inconvenience of this forum. 22. Compliance with Section 409A of the Code. This Agreement is intended to comply with Section 409A of the Code (“Section 409A”) and will be interpreted in a manner intended to comply with Section 409A. Each payment made under this Agreement shall be designated at a “separate payment” within the meaning of Section 409A. If, as of the last day worked by the Executive, she is a “specified employee” as defined in Section 409A and the deferral of any other payment or commencement of any other payments or benefits otherwise payable by the Company to the Executive as a result of the Executive’s separation of service is necessary in order to prevent any accelerated or additional tax under Section 409A, then the Company will defer the commencement of the payment of any such payments or benefits until the date that is six months following her last day of employment. 23. Effective Date. This Agreement shall be effective on the first day after the expiration of the seven-day expiration period described above (the “Effective Date”). 24. Counterparts and Signatures. This Agreement may be signed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute the same instrument. A signature made on a faxed or electronic copy of the Agreement, or a signature transmitted by facsimile or email shall have the same effect as an original signature. PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A RELEASE OF KNOWN AND UNKNOWN CLAIMS. IN WITNESS WHEREOF, and intending to be legally bound thereby, the Parties have set their hands and seals by and through their authorized representatives as indicated below. V2X, Inc. Jo Ann Bjornson _______________________ /s/ Jo An Bjornson Jeremy Nance _______________________ _______________________ Date Date January 23, 2025January 23, 2025 /s/ Jeremy Nance